UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 12, 2017

ANTERO MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-36719	46-4109058
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors; Election of Directors; Compensatory Arrangements of Certain Officers.

Appointment of John C. Mollenkopf to Board of Directors

On April 12, 2017, Antero Resources Midstream Management LLC (“ARMM”), in its capacity as the sole member of Antero Midstream Partners GP LLC (the “General Partner”), the general partner of Antero Midstream Partners LP (the “Partnership”), appointed John  C. Mollenkopf to the Board of Directors of the General Partner (the “Board”).  The Board has determined that Mr. Mollenkopf qualifies as an independent director under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and the applicable listing standards of the New York Stock Exchange (“NYSE”).  Mr. Mollenkopf was appointed to serve on the Board's audit committee.

Mr. Mollenkopf retired from MPLX, L.P. (NYSE:MPLX) in October 2016.  He previously served MPLX as Executive Vice President and Chief Operating Officer, MarkWest operations, from December 2015 through September 2016 following the merger of MPLX and MarkWest Energy Partners, L.P. (“MarkWest Energy Partners”). From 2011 through 2015, he served as Executive Vice President and Chief Operating Officer of MarkWest Energy Partners.

Mr. Mollenkopf began his employment with MarkWest Hydrocarbon, Inc. in 1996 as Manager New Projects and progressed to General Manager and later to Vice President of the Michigan Business unit.  In 2002, Mr. Mollenkopf was one of the founders of MarkWest Energy GP, LLC, the general partner of MarkWest Energy Partners.  Between 2002 and 2011, Mr. Mollenkopf served MarkWest Energy Partners as Vice President — Business Development, Senior Vice President — Southwest Business Unit, Senior Vice President and Chief Operations Officer, Senior Vice President and Chief Operating Officer.

Between 1982 and 1996, Mr. Mollenkopf worked for ARCO Oil and Gas Company in California and Texas, holding positions of increasing responsibility in facilities, project, process and plant engineering as well as operations supervision.  Mr. Mollenkopf holds a Bachelor of Science degree in mechanical engineering from the University of Colorado at Boulder 1983.  He serves on the Engineering Advisory Council for the college of engineering at the University of Colorado at Boulder.

There are no arrangements or understandings between Mr. Mollenkopf and the General Partner or the Partnership or any other persons pursuant to which he was elected to the Board. There are no family relationships and no transactions that would require disclosure under Item 404(a) of Regulation S-K.

Conditional Resignation of Brooks J. Klimley from Board of Directors

On March 28, 2017, the Partnership disclosed the filing of a registration statement on Form S-1 with the Securities and Exchange Commission by Antero Resources Midstream Management LLC (“ARMM”), a Delaware limited liability company, the former general partner of the Partnership and the sole member of the General Partner, in connection with the proposed initial public offering of common shares representing limited partner interests (the “Common Shares”) in ARMM after it is converted into a limited partnership that elects to be taxed as a corporation for U.S. federal income tax purposes and is renamed Antero Midstream GP LP (“AMGP”).

In connection with the proposed offering by AMGP, on April 12, 2017, effective as of and conditioned upon the listing of the Common Shares on the NYSE and his appointment to the board of directors of AMGP GP LLC, a Delaware limited liability company that will serve as general partner of AMGP, Brooks J. Klimley resigned as a member of the Board. If the Common Shares are not listed on the NYSE, Mr. Klimley will remain a member of the Board.  This resignation was not the result of any disagreements with the Partnership regarding any matter related to its operations, policies, practices or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Antero Midstream Partners LP

	By:	Antero Midstream Partners GP LLC,
its general partner

Date: April 18, 2017	By:	/s/ Glen C. Warren, Jr.
	Name:	Glen C. Warren, Jr.
	Title:	President

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